UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2014

Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54684	26-4386951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

2014 Annual Meeting of Stockholders

Meeting and Record Dates

The board of directors (the “Board”) of Global Income Trust, Inc., a Maryland corporation (the “Company”), set the date for the Company’s 2014 annual meeting of stockholders to be held on November 4, 2014 at 9:30 a.m., Eastern Time, at the Company’s offices located at CNL Center at City Commons, 450 South Orange Avenue, 12th Floor, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “2014 Annual Meeting”). Only stockholders of record at the close of business on August 15, 2014 (the “Record Date”) will be entitled to notice of, and to vote at, the 2014 Annual Meeting.

Stockholder Nominations and Proposals

Stockholders desiring to make nominations for directors, and/or to bring a proper subject before the 2014 Annual Meeting, must do so by notice timely received by Holly J. Greer, Secretary of the Company, at the Company’s offices at 450 South Orange Avenue, Orlando, Florida 32801, no earlier than July 7, 2014 and no later than August 6, 2014, in compliance with the requirements of the Company’s amended and restated bylaws, provided, however, that for any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy, it must be so received no later than July 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014		GLOBAL INCOME TRUST, INC. a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall
Senior Vice President of Operations